                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

[X]     Filed by Registrant

[ ]     Filed by a Party other than the Registrant

Check the appropriate box:

[X]     Preliminary Proxy Statement

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          GLOBAL SPILL MANAGEMENT, INC.
                (Name of Registrant As Specified in its Charter)

            DAVID R. STITH, PRESIDENT, GLOBAL SPILL MANAGEMENT, INC.
                 (Name of Person(s) Filing the Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee Required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)      Title of each class of securities to which transaction applies:

                  N/A

2)      Aggregate number of securities to which transaction applies:

                  N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                  N/A

4)      Proposed maximum aggregate value of transaction:

                  N/A

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

                  1)  Amount Previously Paid:

                           N/A

                  2)  Form, Schedule or Registration Statement No.:

                           N/A

                  3)  Filing Party:

                           N/A

                  4)  Date Filed:

                           N/A

                          GLOBAL SPILL MANAGEMENT, INC.
                                1244 MAIN STREET
                          LINFIELD, PENNSYLVANIA 19468

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           BE HELD ON OCTOBER __, 1998

                     ---------------------------------------

TO THE STOCKHOLDERS OF GLOBAL SPILL MANAGEMENT, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Global Spill Management, Inc., a Nevada corporation (the "Company"), will be held on October __, 1998, at _____________________ at 9:00
a.m., local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

         1. To elect eight (8) directors to the Board of Directors of the Company for a one (1) year term;

         2. To amend the Company's Certificate of Incorporation to change the Company's name to Biofarm, Inc. (the "Name Change");

         3. To ratify the appointment of BDO International as the Company's independent certified public accountants; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All Stockholders are cordially invited to attend the Annual Meeting. Only those Stockholders of record at the close of business on September 1, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                              OF GLOBAL SPILL MANAGEMENT, INC.

September __, 1998                            David R. Stith, President

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005.

                          GLOBAL SPILL MANAGEMENT, INC.
                                1244 MAIN STREET
                          LINFIELD, PENNSYLVANIA 19468

                                 PROXY STATEMENT

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Spill Management, Inc., a Nevada corporation (the "Company"), for use at the Annual Meeting of the Company's stockholders to be held at ______________________ on October __, 1998, at 9:00
a.m., local time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals:

         1. To elect eight (8) directors to the Board of Directors of the Company for a one (1) year term;

         2. To amend the Company's Certificate of Incorporation to change the Company's name to Biofarm, Inc. (the "Name Change");

         3. To ratify the appointment of BDO International as the Company's independent certified public accountants; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. Only holders of record of Common Stock, $.001 par value ("Common Stock"), of the Company at the close of business on September 1, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting.

         The principal executive offices of the Company are located at 1244 Main Street, Linfield, PA 19468 and its telephone number is (610) 495-8413. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to Stockholders is September __, 1998. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, including audited financial statements is being sent to stockholders together with this Proxy Statement.

VOTING AT THE ANNUAL MEETING

         The Board of Directors of the Company has fixed the close of business on September 1, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 4,211,930 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), validly issued and outstanding, each of which is entitled to one (1) vote at the Annual Meeting. The Company has approximately 2000 beneficial holders of its Common Stock.

         The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as a Director named in Proposal 2, must receive a plurality of the eligible votes cast at the Annual Meeting with respect to such proposals. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company is necessary to approve and consent to (i) the Name Change and (ii) the appointment of BDO International as the Company's independent certified public accountants. Accordingly, an abstention or broker non-votes with respect to Proposal 1 will have no effect on the outcome of the voting on this proposal and will have the effect as a negative vote on Proposals 2 and 3. BROKERS WHO HOLD SHARES IN STREET NAME, MAY VOTE ON BEHALF OF BENEFICIAL OWNERS WITH RESPECT TO PROPOSALS 1 AND 3. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR PROPOSALS 1, 2 AND 3. Unless otherwise instructed, proxies solicited by the Board of Directors will be voted FOR Proposals.

         In order to vote in favor of or against any of the proposals at the Annual Meeting, stockholders may attend the Annual Meeting or deliver executed proxies to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005 on or before the date of the Annual Meeting. Stockholders attending the meeting may abstain from voting by marking the appropriate boxes designated as Abstain on the Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating a quorum.

         It is not anticipated that any other matters will be brought before the Annual Meeting.

PROXY SOLICITATION

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of capital stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such


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

Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a Stockholder to dissent and obtain the appraisal of or payment for such Stockholder's shares.

                               RECENT DEVELOPMENTS

         On April 1, 1998, the Company entered into a Stock Purchase, as amended, (the "Stock Purchaser Agreement") by and among Litchfield Continental, Ltd., a British Virgin Island corporation ("Litchfield"), the parent of Biofarm, S.A., a Romanian corporation ("Biofarm") and the Company. Pursuant to the Stock Purchase Agreement, the Company agreed to acquire approximately 87% of the issued and outstanding shares of capital stock of Biofarm, a Romanian pharmaceutical company located in Bucharest, Romania. On September 4, 1998, the Company completed the acquisitions of approximately 87% of the issued and outstanding shares of Biofarm.

         In consideration for the purchase of the shares of Biofarm, the Company issued to Litchfield a convertible non-negotiable secured debenture (the "Debenture") in the principal sum of Six Million Four Hundred and Thirty Four Thousand Six Hundred Eighty One Dollars ($6,434,681). Therefore, Biofarm is a majority owned subsidiary of the Company.

         The Debenture provides that there is no interest due or payable on the principal sum and is non-negotiable and non-transferable. The Debenture is non-redeemable and does not represent a debt obligation of the Company. The Debenture will provide that from time to time for a period of five (5) years from the date of the Debenture, the holder thereof may convert a portion, but not less than 2.5%, of the original principal sum into shares of the Company's Common Stock. The Debenture is convertible at the rate of 2% of the then issued and outstanding Common Stock of the Company for each 2.5% of the principal sum of the Debenture that is converted. Therefore, and in accordance with the terms of the Debenture, if the entire principal sum of the Debenture is converted, the holder shall own eighty percent (80%) of the Company's issued and outstanding stock based upon the number of shares thereof outstanding as of the date of conversion. The Company has a sufficient number of shares of Common Stock authorized to effectuate the entire conversion. Such conversion is not permitted prior to January 31, 1999, is permissible thereafter and for a period of five years from September 4, 1998, and is convertible only in increments of 2.5% of the principal amount of the Debenture. An additional maximum of 10% of the Company's then issued and outstanding shares will be issued to Litchfield dependent upon the realization by Biofarm of certain earnings increases (measured by the earnings of Biofarm for the calendar year ended December 31, 1997).

BIOFARM, S.A.

         Biofarm, S.A., is a Romanian corporation that was registered in 1991 in Romania. The origins of Biofarm date back to 1924 when a Frenchmen, Renee Dunod, established a lab to develop and manufacture medicinal solutions, vials and tablets from plant and animal extract in Bucharest. In 1936 Mr. Dunod formed Lutetia which was located at one of Biofarms present day sites on Iancu de Hundora. In 1948, the Romanian government nationalized Lutetia and renamed several of the Company's factories. In 1961, the Company was renamed Biofarm Medicine Factory and in 1969 was merged with Biofarm to become Biofarm Medicine Company, which was still a state owned Company.

         In 1990, after the fall of communist government, certain government decrees led to the formation of the new "Commercial Society" and to the formation of the State Ownership Fund and the Private Ownership Fund. All commercial societies established as a result of the new laws were restructured such that 70% of the shares, or "social capital" were issued to the State Ownership Fund and 30% to the Private Ownership Fund. This led to Biofarm becoming registered with the Bucharest Office of Trade Registry under registration number J40/199/1991 as both a state and privately owned company.

         In 1995, a mass privatization program began in Romania with the passage of laws which compelled the State Ownership Fund to distribute 30% ownership and the Private Ownership Fund to distribute its entire shareholdings to Romanian citizens in exchange for Ownership Certificates held by private citizens. This resulted in Biofarm becoming 60% privately owned and 40% state owned through the State Ownership Fund's remaining shareholdings. In June 1997, Shapiro Bancorp, LLC succeeded in bidding for the State Ownership Fund's remaining shares (40% or 3,606,080) which was formalized in a share purchase agreement signed by the State Ownership Fund and Shapiro Bancorp. Shapiro Bancorp is a "controlled company" of Litchfield as that term is defined in the Stock Purchase Agreement. Through other "controlled companies", Litchfield has acquired an additional 1,009,663 shares on the Romanian Rasdaq OTC Stock Market. In April 1998, an extraordinary shareholders meeting approved a resolution to issue 27,045,600 new shares. Shareholders of record as of April 3, 1998, had until May 15, 1998, to declare their intention to purchase three shares for every one share owned and until June 15, 1998, to pay for the subscribed shares. Existing shareholders also had the option to purchase "all or none" of any unsubscribed shares provided a $50,000 non-refundable deposit was submitted. On June 15, 1998, the rights issue closed and of the 27,045,600 shares available for subscription, Shapiro Bancorp met all the rights issue terms and conditions to be issued 26,737,797 shares, while other shareholders were issued 214,881.

         As a result of the share issuances, the total number of Biofarm shares presently issued and outstanding is 35,967,878, of which or, approximately 87% of the total number of Biofarm shares now issued and outstanding, are owned by the Company.

         Biofarm's principal activity is the manufacture of pharmaceutical over-the-counter and ethical medicines for human and veterinary use. Principal products, in order of their 1997 sales levels are:

         (1) Triferment - a pancreatic enzyme in coated tablet form to treat digestive problems
         (2)      Romazulan - an anti-inflammatory chamomile extract syrup
         (3) Silimarina - a heptoprotective compressed tablet for liver treatment
         (4)      Bixtonim - an external solution to relieve nasal congestion
         (5)      Colebil - a coated tablet cholerectic for digestive problems
         (6)      Heparina - an anticoagulant injectable solution
         (7)      Vitamin E Forte - a gelatinous capsule Vitamin E
         (8) Sirop De Patlagina 100ml - an expectorant cough syrup to treat bronchial secretions
         (9) Sirogal - expectorant cough syrup to treat bronchial secretions
         (10)     Hidrocortizon - an anti inflammatory injectable solution.

         In 1997 these products accounted for approximately 65% of total sales. Biofarm's products are primarily sold to hospitals, pharmacies and to distributors. The distributors sell their products to pharmacies and hospitals.

         Most of Biofarms raw materials needs are commodities readily available from suppliers and traders located throughout the world. Biofarm meets most of its raw material needs from suppliers located in Romania, Germany, Holland, United Kingdom, France, Greece, Turkey and Italy.

         The principal focus of Biofarm's management since privatization has been to improve operating margins, increase sales, and develop new products. To the end, management has sought to improve margins by renegotiating contracts for products or services still furnished by state-owned entities, to increase sales by entering into new distribution agreements, and to upgrade the existing product line as well as develop new pharmaceutical products.

         Central to the realization of each of such three objectives has been Biofarm's appointment of Linde AG to conduct an engineering study preliminary to upgrading Biofarm's production processes to conform to International Good Marketing Practices (GMP). Achieving GMP status (which, to Biofarm's knowledge, is not now enjoyed by any Romanian pharmaceutical manufacturer) will afford Biofarm the ability to manufacture and distribute pharmaceutical products both for itself and for other pharmaceutical manufacturers at a cost less than the latters' current expenditures. This accords with Biofarm's planned discussions with other pharmaceutical manufacturers to obtain from the latter their manufacturing and distribution rights.

         Biofarm's engagement of Linde and its emphasis upon obtaining as soon as possible GMP status is consistent with Biofarm's strategic planning to obtain a greater percentage of the domestic Romanian market for pharmaceutical products. The International Trade Administration has noted that the Romanian market (encompassing 25 million people) continues to expand steadily. The growth in such market was 11% during the period 1994-1996. The total Romanian pharmaceutical market amounted to approximately $250 million ex manufacturer's prices in 1996. Biofarm recognizes that much of the Romanian manufacturing capacity is in need of modernization because of the absence of capital investment. This is the principal reason for Biofarm's decision to retain Linde to advise on the upgrade Biofarm's production facilities. Obtaining GMP status will position Biofarm to capitalize upon the growth in the Romanian market, which growth, it is estimated, will result in total domestic pharmaceutical sales of $500 million by year 2000.

         Achieving GMP status also has global implications for Biofarm. Biofarm recently concluded an agreement with Romferchim, Romania's largest pharmaceutical export distributor, pursuant to which Biofarm signed an initial export sales contract of $1.4 million.. Romferchim intends to sell the Biofarm products to Russia's largest pharmaceutical distributors. This first stage contract permits Biofarm to increase its export sales with minimal overhead costs (including the elimination of the need for in-house export sales personnel). Export costs will be absorbed by the distributor. Initially, five drugs have been selected for sale to Romferchim at margins higher that sold for in the domestic Romanian market. All Russian sales will be for U.S. dollars. The most significant of the initial five products in Romazulan, an anti-inflammatory chamomile extract spray. Biofarm is advised that a Russian research institute has reported that Romazulan was also found to be effective in treating chronic tonsillitis. This represents a totally new therapeutic application for Romazulan.

         Litchfield has completed an investment that will facilitate the distribution of Biofarm's pharmaceutical products in China through Fuzhou Fujian Drug Co., Ltd. ("FFDC"). FFDC possesses a

Customs Registration Certificate, which is a license to import and export drug products in China. FFDC also possesses a Drug Producing Enterprise Permit, a Drug Producing Enterprise Quality License and a Legal Business License, all issued to FFDC by the Chinese Government. These permits and licenses give Biofarm the opportunity to produce and distribute Biofarm products in China. Moreover, such permits and licenses also provide Biofarm the opportunity to negotiate joint venture agreements with other pharmaceutical companies seeking to produce and distribute their products in the Chinese market. FFDC already has in place its own sales and distribution network in China, consisting at this time of an aggregate of 131 outlets in mainland China.

              BACKGROUND AND REASONS FOR THE ACQUISITION OF BIOFARM

         In April, 1996, because of a demonstrable inability to meet its debts as they matured, the Company and its financial advisors determined to undertake a comprehensive Plan of Reorganization (the "Plan"). Such Plan included the (a) sale of the four operating subsidiaries for cash consideration only, (b) liquidation of the debt due to the senior secured creditor (Meridan Bank) and,
(c) elimination of debt in its entirety.

SALES OF SUBSIDIARIES

         On June 28, 1996, the Company sold the capital stock or the net assets of its then four operating subsidiaries. An aggregate of $1,200,000 was paid to Meridian Bank in full and complete satisfaction of secured indebtedness to Meridian Bank in the principal amount of $1,480,000 (plus accrued interest of $47,000). Meridian Bank satisfied its lien and executed a General Release in favor of the Company on June 28, 1996

         As a result of the disposition of all of its subsidiaries, the Company ceased to be an operating company.

ELIMINATION OF DEBT

         In addition to the discharge of all obligations due to Meridan Bank, the Company also undertook the elimination of all other debt. Employment contracts (under which the Company was obligated in the amounts of $1,230,600 for 1996 and $848,000 for 1997, respectively), were terminated, lease obligations were canceled and general, unsecured creditors (other than those owed minimal amounts or those professionals and firms continuing to provide necessary services for the Company), were resolved with an offer of 37.5 cents on the dollar.

         Giving effect to (a) the satisfaction of the indebtedness due Meridan Bank, and (b) the liabilities assumed by the purchasers of the four operating subsidiaries, being treated herein as having occurred on June 28, 1996, the Company remained, as of June 30, 1996, with fixed liabilities of $814,000. Commencing in July, 1996, the Company as an alternative to creditor proceedings that would have involved legal and accounting costs disproportionate to the dollar amount of its remaining liabilities, commenced a voluntary plan of payment at a discount. Creditors were offered an immediate settlement equal to 37.5% on the dollar (except for claims under $100 (which were liquidated in full)). Such offer resulted, as of March 31, 1998, in $794,622 in the aggregate of claims being settled for the sum of $433,148. As of June 30, 1998, total liabilities of the Company were $25,752.

         The results of the Plan were as follows: approximately $6.9 million of indebtedness existing at June 30, 1996, has been eliminated in full, approximately $1.2 million in cash was arranged by management to be contributed to the Company, all inchoate claims against the Company (beyond the $6,900,000 of fixed obligations) were resolved, and (except for the matters described hereinafter under "Litigation") all litigation has been resolved.

ACQUISITION OF BIOFARM

         Management did not deem it prudent to consider seriously the acquisition of a going business until the Plan proved feasible. Accordingly, early in 1998, after a period of eighteen months during which the Plan was activated, management determined that the Company was then in a position to effect a major acquisition. Accordingly, negotiations were commenced with Suisse Capital Complex ("SCC"), to acquire Biofarm, S.A. from Litchfield Continental, Ltd. SCC has acted as the intermediary between the Company and Litchfield. Management's goals during the negotiations were to avoid the use of cash, minimize the debt to be issued to effect the acquisition, avoid the immediate issuance of any substantial number of shares of Common Stock, and defer the conversion of debt into Common Stock as long as was possible in order to afford time for the anticipated earnings of Biofarm to develop to their full potential.

ACCOUNTING TREATMENT

         Inasmuch as the shareholders of Litchfield will have voting, Board and management control of the Company once the election of nominees to the Board is approved by the shareholders of the Company, for financial accounting purposes the acquisition of Biofarm by the Company will be accounted for as a reverse purchase in accordance with generally acceptable accounting principles. Accordingly, the statement of financial condition and statements of operations and cash flow will reflect the historical balance sheet and activities of Biofarm for all of the required reporting periods as well as the balance sheet of the Company from the acquisition date. (As previously discussed hereinabove ("BACKGROUND AND REASONS FOR THE SALE TRANSACTION"), the Company has itself been a non-operating entity since June 30, 1996.)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The Company

         As a direct consequence of the implementation of the Plan described hereinabove ("Background and Reasons for the Sale Transaction"), the Company (as of June 30, 1996) disposed of all of its operating subsidiaries and, thereafter, may be fairly characterized as a "shell" corporation. Therefore, there is no need for discussion herein of prior results of operations, of year-to-year operating results and comparisons, and of liquidity and capital resources. As of this date, the Company is able to discharge all of its capital requirements and to meet its obligations as they mature. Such obligations (giving effect to the successful implementation of the Plan) consist exclusively of legal, accounting and miscellaneous expenses endemic to any public company. Such liabilities amounted to $25,752 at June 30, 1998. The Company received, during the fourth quarter ended June 30, 1998, an aggregate of $82,500 in payment of subscriptions receivable, thereby leaving a balance of $217,500 due and payable to the Company. All prior subscriptions receivable created subsequent to the adoption of the Plan on June 28, 1996, have been paid in full; and the Company expects to receive the balance of $217,500 prior to September 30, 1998.

Biofarm

Prior Year's Results

         The level of business and year end 1997 financial position show a significant improvement from the previous years. Management expects that earnings and turnover growth will continue to be sustained for the foreseeable future with an increasing proportion of earnings contributed by export sales.

         Until recently, prices of domestic products were controlled by the Ministry of Health and the Ministry of Finance which established a maximum wholesale and retail price. However, since early 1997, the Ministry of Finance is no longer involved.

         Given the problems of a devaluating currency and late payment by purchasers, Romania's pharmaceutical manufacturers sought freedom to align prices according to the US dollar. Up until 1997, the Ministry of Health had been reluctant to allow price increases due to lei devaluation and as a consequence domestic manufacturers, including Biofarm, were producing at a loss until June, 1996. During this period, prices had been established in June, 1995, when the exchange rate was approximately 2,000 lei to the $US. By the end of 1996 the lei had devalued to approximately 4,000 lei to the $US resulting in significantly increased costs for imported raw materials. As a result, the Pharmaceutical Directorate approved both a price increase of 92% on March 1, 1997, and a provision allowing automatic adjustment of prices during periods of high inflation.

         Due to these improvements in the regulatory environment, Biofarm's net earnings improved considerably from a $876,156 loss in 1996 to a $758,465 profit in 1997. Operating income increased from a loss of $151,121 in 1996 to income of $1,048,648 in 1997.

         It is expected that inherent market demand for Biofarm's products and the new regulatory regime should protect these earnings. In general, earnings growth will be driven by dismissals of redundant staff, implementation of western management practices, improved information systems, significantly reduced reliance on Radet as a supplier of steam and other factors discussed hereinafter.

         The current financial position of the company is sound despite delays in payment from some of the Ministry of Health funded customers. As of July 15, 1998, cash balances were over $1.3 million.

Market Review

         The Romanian pharmaceutical market has undergone tremendous growth in the past three years almost doubling in size between 1994 and 1997. The trend indicates 1996 sales at approximately US$320 million; 1997 sales are estimated to be US$400 million. Pharmaceutical industry analysts Exmarket Global Pharma projects the Romanian market to grow to close to US$600 million by 2000.

         Romanian per capita expenditure on medicines is among the lowest in the region at US$13..20. By comparison, the corresponding figures in 1995 in the Czech Republic are US$94 and in Hungary US$83. Continued market growth is expected over the next five years, driven by economic growth, per capita pharmaceuticals expenditure growing from a low relative base, increased purchasing power, and the aging of the population.

         Almost none of the domestic Romanian manufacturers produces products conforming to International GMP standards; however, most can comply with Romanian standards; those that do not are not allowed to manufacture. There is a requirement for Romanian manufacturers to conform to GMP standards, by 2000-2001. However, according to a report published recently by the National Economic Research Associates, it is unlikely that Biofarm's competitors will meet these guidelines due to their lack of capital. It is also highly unlikely that the government would actually force Romanian manufacturers to cease production if they are not GMP complaint by the current dates established as deadlines.

         In order for pharmaceutical companies to export medicines in most markets they must manufacture according to International GMP standards. Thus, GMP compliance is important for export growth to be possible. Compared to most Romanian manufacturers, Biofarm does have a broader portfolio of products, such as veterinary medicines, nutritional supplements, vitamins and some 100% natural medicines (free of synthetic compounds) that can be exported to some of these same markets even if manufactured under non-GMP conditions. Discussions are currently being held with several distributors and manufacturers interested in distributing these products or licensing Biofarm to manufacture similar, proprietary products for both the export and domestic market.

         Management believes that Biofarm will gain a competitive advantage by implementing GMP standards sooner than the other Romanian manufacturers. This will position Biofarm to be the Romanian manufacturing partner of choice for the major western pharmaceutical firms already active in the market but still importing finished product. Management believes that market and regulatory conditions will eventually motivate foreign firms either to license manufacturing locally or invest in the acquisition or construction of their own manufacturing plants. Licensing will be far less risky (and preferable) and those companies with GMP manufacturing conditions will be preferred partners. For example, labeling laws applicable in 1999 will require all foreign products to carry Romanian labeling. For those products with insufficient economies of scale to justify the investment needed to produce Romanian packaging in the country of origin, it would be more economical to ship in bulk for local packaging.

         Biofarm's sales growth is expected to surpass that of the domestic market due primarily to: access to the capital needed to invest in GMP and provide working capital, increased export sales, and staffing of a new sales and marketing department. In April, 1998, Biofarm appointed the German engineering group Linde to conduct a comprehensive study advising the company on how best to upgrade production facilities and operations to conform to GMP standards.

         As a state-owned company, Biofarm functioned with virtually no sales and marketing organization. Management believes that by providing the working capital needed to meet inherent market demand for Biofarm products and by hiring key sales and marketing personnel, sales growth will exceed market and historical growth. Growth beyond these levels should be driven by the pace of capital investment and manufacturing partnerships entered into with western pharmaceutical firms.

         In June, 1998, Biofarm signed a contract with Horphag Research Ltd. ("Horphag") to manufacture Pycnogenol, a powerful antioxidant made from maritime pine bark extract. Horphag owns use and formula patents and the trademark Pyenogenol which Biofarm now has the right to use. Biofarm now has exclusive manufacturing rights to Romania and is allowed to distribute the finished product worldwide. An announcement providing more details will be made as soon as a market study has been completed and a launch strategy finalized.

Recent Developments

         Organizational Restructuring:

         Thirty six 36 employees will be retiring beginning June, 1998, and six
(6) have been dismissed, which will reduce costs by just over $100,000 per annum. The marketing department was formed in May and is headed by an experienced executive recruited from Hoffman La Roche. The sales department was formed in July and is headed by Eli Lilly's former top salesman in Romania. A new Support Services department was created in June to produce efficiencies in the engineering, transportation and maintenance departments and to cut waste. Since its formation in June, 1998, costs savings of over $30,000 per annum have been identified and implemented. A new Information Technology department was formed to support the existing PC network, assist in planning for modern management information systems and provide ongoing PC training and support. A new Human Resources department was created to assist in identifying opportunities to reduce head counts, hire and develop the new skills needed by the organization and to propose performance driven incentives for employees.

         The foregoing reorganization should result in (i) a replacement of redundant employees with those that have the necessary skills, (ii) a flat reporting structure, (iii) more efficient communication between the departments, and (iv) reduced overhead. Despite the hiring of highly qualified personnel, Biofarm's staff overheads are expected to be below historical levels.

         Creditors:

         In August Biofarm submitted a proposal to Radet to settle the legal dispute concerning calculation of steam usage and reschedule $1.1 million debt for repayment over two years. Certain of the Radet debt is now accounted for as part of current accounts payable. If the proposal is accepted, as expected, Biofarm's current ratio will improve considerably. Biofarm is currently negotiating a receivables backed line of credit from ABN Amro Bank to assist in financing working capital. Although Biofarm has sufficient cash resources to meet all of its projected working capital needs, even after accounting for the 60% increase in production planned to begin in August, return on equity should also be improved by a prudent level of debt to finance working capital needs.

         Suppliers:

         Historically, Biofarm has purchased materials from numerous suppliers on a short term basis without effective purchase planning. Purchase decisions were driven by production plans made with little regard to market conditions and product profitability. In addition, on numerous occasions highly profitable products have not been produced due to a shortage of the cash needed to secure supplies from foreign companies. Management is currently developing requests for proposals and is researching the market for new suppliers in order to obtain more favorable prices, payment terms and lead times by entering into longer contracts for greater quantities with fewer suppliers. Management expects this to result in reduced costs and more efficient inventory and production management. The review and reorganization of Biofarm's procurement procedures is expected to be completed by the end of September after the one year production forecast has been finalized in August.

         Customers:

         The new Marketing Director and Sales Director have already begun developing closer relationships with Biofarm's customers and have identified two major distributors interested in purchasing Biofarm products but who never received any cooperation from prior management. Feedback from customers indicates frustration at Biofarm not producing enough of the highly demanded (and highly profitable) products. It is expected that the marketing department will complete its comprehensive survey and analysis of the market in order to consolidate the current product range, recommend new products to introduce, and propose those that can benefit from promotion.

         Production:

         Beginning in October, production will be increased by approximately 60% in wholesale value over its most recent levels. This level of production is close to capacity. This will be the first time Biofarm has planned production according to market demands and the first time since 1989 that Biofarm has had the financial resources to produce at near capacity. Management expects that, by October, sales and operating income should begin to show the benefits of production planning.

         Capital Requirements:

         Investment needs until the end of 1998 is approximately US$2 million, which will be needed primarily to purchase a granulator and a tablet compressor (increase tablet production capacity), to finance building works, and to install new information systems. Capital expenditure requirements beyond 1998 are uncertain, but will become more clear once Linde has completed its GMP study.

         Linde AG:

         Linde has been contracted to conduct a comprehensive analysis of what will be required to upgrade Biofarm's manufacturing facilities to conform to International GMP standards. Once completed, management believes that Biofarm will become the first Romanian pharmaceutical manufacturer to have planned to the extent needed to start GMP implementation. This should position Biofarm to implement GMP conditions sooner than the other domestic manufacturers.

                   CERTAIN INFORMATION CONCERNING THE COMPANY

         Litigation Instituted by the Company:

         The Company has previously advised its shareholders (and has brought to the attention of the Securities and Exchange Commission both by letters and by filings under the 1934 Act) of the litigation instituted by the Company against thirteen persons and firms (including former counsel, recipients of the Company's Common Stock and broker-dealers) who, collectively and individually, participated in a scheme to defraud the Company and to violate the registration requirements of the 1933 Act.

         Such scheme involved the filing of two Form S-8 Registration Statements with the Commission in August and September, 1966, and the purported registration under the 1933 Act of an aggregate of 1,135,000 shares of the Company's Common Stock. Form S-8 was not available for the registration of such 1,135,000 shares because (a) the Company was not then current in its 1934 Act filings when such two Form S-8 filings occurred (as indicated in a letter, dated September 19, 1996, from the Commission to the Company), and (b) the recipients of the 1,135,000 shares were not bona fide consultants to the Company or the type of consultant envisioned by Form S-8.

         On January 22, 1998, the Company's complaint was sustained as to four of the five causes of action alleged by the Company against the several defendants. In a Memorandum and Order entered on

January 22, 1998, Judge Platt (USDC, Eastern District of New York), sustained the complaint filed by the Company as to the causes of action for malpractice, breach of contract, breach of fiduciary duty and unjust enrichment, and dismissed the cause of action for fraud. The Company determined not to appeal the dismissal of the cause of action for fraud because the relief sought by the Company (return of the 1,135,000 shares and of the proceeds derived from the sale thereof) is encompassed by the four causes of action that were sustained.

         On August 2, 1996, an aggregate of 385,000 shares of the Company's Common Stock was filed on Form S-8 at the price of $6.00 per share ($2,310,000 in the aggregate); and on September 18, 1996, an aggregate of 750,000 shares of the Company's Common Stock was filed on Form S-8 at the price of $2.06 per share ($1,545,000 in the aggregate), or a total of 1,135,000 shares at the registration price of $3,855,000. With the exception of 50,000 of such 1,135,000 shares that were returned to the Company for cancellation, all of the remaining 1,085,000 shares were immediately sold publicly by the recipients. At least two of the defendants were indicted for securities law violations in an unrelated matter in January, 1998; two of the defendants were then registered broker-dealers; one defendant-recipient received 300,000 shares in "settlement" of a claim (without even the pretense of acting as a consultant to the Company); and one defendant is a public relations firm involved in publicizing public companies. Among the broker-dealers who executed orders for the sale of the 1,085,000 shares were; Colin, Withrop; H.J. Meyers; Meyers, Pollack & Robbins; SFI Investments; and Baker & Company. Among the clearing brokers for such selling broker-dealers were Bear Stearns; Cowen; Ernst; Lewco; Philadep; and Robb, Peck McCooley. Each of such introducing and clearing broker-dealers has been advised in writing by the Company of its liability for the sale of unregistered stock (1933 Act) and of liability pursuant to Exchange Act Release #28878 (1934 Act).

         None of the present directors and officers of the Company participated in any manner in any aspect of the two Form S-8 filings. No Board of Directors meeting was attended by any of such persons at which the subject of the S-8 filings was discussed; in fact, no Board meetings were held between June 28, 1996, and November 15, 1996. Nor did any of the present officers of the Company execute the Form S-8 filings or any of the documents incident to the issuance of the 1,135,000 shares. Not only were the two Form S-8 filings not authorized by the Board but, also, the signatories thereto were not holders of the offices indicated in such filings.

         It is the position of the Company that the (a) 1,135,000 shares issued pursuant to the two Form S-8 filings and 1,085,000 shares sold publicly have not been registered under Section 5(a) of the 1933 Act and that it was unlawful to sell such shares in interstate commerce; (b) persons who received and sold the 1,085,00 shares were not persons entitled to receive the same pursuant to the Instructions to the use of Form S-8; (c) sellers of the 1,085,000 shares violated the anti-fraud provisions of Section 10(b) of the 1934 Act and Rule 10b-5 promulgated thereunder; (d) former counsel violated Section 10(b) and Rule 10b-5 when it filed with the Commission two Form S-8 Registration Statements that were materially false and misleading; and (e) former counsel violated the anti-fraud provisions of Section 17(a)(1) of the 1933 Act by making an untrue statement of a material fact when filing the two Form S-8 Registration Statements, as well as Section 17(a)(3) in obtaining money by means of an untrue statement of a material fact.

         The recovery by the Company of any portion of the sales proceeds received by the sellers of the 1,085,000 shares will, by agreement with Litchfield, belong exclusively to the shareholders of the Company other than Litchfield. Since Litchfiield is able to convert its Debenture into Common Stock in increments over a five year period, and since the recovery date (if there be such) is not known, Litchfield's non-participation in any such recovery will be assured by assigning the proceeds of any such recovery to a new entity to be organized simultaneously with the Litchfield closing. The sole directors of the new entity will be the present three directors of the Company. The shares of capital stock of the new subsidiary will be distributed to the shareholders of the Company other than Litchfield upon the earlier of the (a) recovery of any such proceeds, or
(b) date on which Litchfield commences conversion of its Debenture. Notwithstanding that recovery is mandated by the Instructions to Form S-8, there can be no assurance that recovery will be awarded or that , if rewarded, any resulting judgment will be collectible. It is for this reason that the Company has notified the introducing and clearing broker-dealers of potential liability for the recovery of such proceeds.

         Certain Transactions:

         On June 7, 1998, the Company issued an aggregate of 400,000 shares to its Board of Directors. The shares, which were issued at $.25 per share, had a fair value of $3 per share. The resulting subscription receivable, in the aggregate amount of $100,000, was intended to insure that the extraordinary costs of preparing and mailing this Proxy Statement and the Form 10-KSB would be discharged. The shares have not been registered for sale, are legended, and are the subject of appropriate stop transfer instructions with the Company's Transfer Agent. The Company recorded a subscription receivable of $100,000 as well as a charge to operations of $1,460,000. Prior to September 4, 1998, the Company had received an aggregate of $28,500 in payment of such subscriptions.

         Litigation:

         From the time the Company became a public company in 1992 until the time (June 28, 1996), the Company disposed of all of its then operating subsidiaries, the Company itself never engaged in environmental clean-up activities. All such work was conducted by the former wholly-owned subsidiaries. Subsequent to June 28, 1996, various claims have been asserted against the Company seeking damages for non-performance by certain of the former subsidiaries. All such matters have been resolved and disposed of conclusively, except that the Company remains a defendant in two unrelated matters

         The Company was named a defendant in a 1995 complaint filed in the Court of Common Pleas (Philadelphia County) in 1995. In 1992, Plaintiff hired the co-defendant (Terminix International) to remedy a termite infestation problem. While doing so defendant Terminix ruptured an oil line, thereby causing fuel to be deposited in and around plaintiff's residence. Plaintiff then retained a former subsidiary of the Company (GSME) to clean-up the resulting oil spill. The gravament of the complaint is that the Company conspired with Terminix to cover-up the true extent of damages to the residence. In March, 1998, the matter was submitted to binding, non-appealable arbitration. Terminix has offered to purchase plaintiff's residence for an amount less than $300,000; the purchase price for the residence was $138,000 and the assessed value is $5,100. The Company's defense is that is did not cause the damage, the claim of conspiracy is false, Terminix is solely responsible and, in any event, the Company is not a proper party defendant because its former subsidiary (GSME) and not the Company itself performed the services for plaintiff.

         In the second matter, the same former subsidiary (GSME) was retained by Coastal Oil to clean-up an oil spill on the Delaware River. Plaintiff claims it was retained by GSME to assist in the spill clean-up. Plaintiff is in bankruptcy in Louisiana and has sued the Company for its alleged unpaid invoices in the amount of $78,000. The Company's time to answer the complaint was deferred from June 8 to August 8, 1998. The Company sought such extension to be able to demonstrate to plaintiff that the Company is not a proper party defendant, that the work was done by GSME and that plaintiff was retained by GSME, that all payments received from Coastal (including amounts due plaintiff) were deposited into the GSME bank account, and that the sole reason the Company has been named a defendant is because GSME, in 1994, filed with the Commonwealth of Pennsylvania a fictitious name certificate to be able to use the tradename "Global Spill Management". The latter is not an actual entity in being.

         The Company knows of no other pending or threatened litigation of any amount in excess of $5,000.

         It is the position of the Company that, should certain former subsidiaries of the Company receive claims that they are or may be liable for environmental clean-up costs and related damages, and should the Company also be named a party defendant, the Company will vigorously defend any such claims based upon the facts and the current laws and regulations applicable to environmental matters. On the basis of its experience and the information currently available to it, the Company believes that the two claims described herein will not have a material adverse effect on its results of operations, financial position or liquidity. Buttressing the Company's position (and consistent with the general rule of corporate law), the United States Supreme Court recently decided in a "superfund" matter that non-operating parent companies are not responsible for the environmental problems of wholly-owned subsidiaries.

         In April, 1998, a lawsuit brought against the Company seeking $1,350,000 as a direct result of a transaction entered into by Phoenix with the plaintiffs was settled for an aggregate of 200,000 shares of the Company's Common Stock. Plaintiff's surrendered to the Company all of their Convertible Debentures (amounting to $2,000,000 in the aggregate.) Plaintiff's stipulated that they may sell the shares only in certain amounts, above a certain price and after a certain date. Should plaintiffs not realize at least $1,350,000 from the sale of the 200,000 shares, any additional shares required will also be delivered. All of the Debentures will be deemed to have been canceled and the judgment held by plaintiffs will be assigned to the Company once the sum of $1,350,000 has been realized by the plaintiffs. As a result of such settlement, the Company recorded a charge of $1,350,000 to operations for the year ended June 30, 1998.

                                  PROPOSAL ONE

         TO ELECT EIGHT DIRECTORS TO SERVE FOR ONE YEAR AND UNTIL THEIR
                SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

         Under the Certificate of Incorporation of the Company ("Certificate of Incorporation"), the Board of Directors of the Company is required to be comprised of a minimum of one to a maximum of ten directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's Board presently consists of three (3) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated eight (8) candidates to serve as directors none of whom is currently a director. The names and biographical summaries of the eight (8) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next Annual Meeting of stockholders. The Proxies will be voted for the election of the nominees listed below as directors of the Company unless otherwise specified on the form provided. The vote of a majority of the Common Stock, present and constituting a quorum at the Annual Meeting, will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating a quorum.

BIOGRAPHICAL SUMMARIES OF NOMINEES FOR THE BOARD OF DIRECTORS

         The following eight nominees have been nominated by the Board of Directors for election to the Board of Directors:

         HERBERT MARCUS, III, resident of Dallas; grandson of the founder of Neiman-Marcus; manager of private investments since 1991; previously, Senior Vice President (International Investment Division) Henry S. Miller/Grubb & Ellis & Company (Dallas).

         KEITH D. BEEKMEYER, resident of London; degree (BS) from London Business School; a principal of Litchfield and one of its founders; previously, property portfolio manager with Niskham Foundation, with subsidiary of Petrofina Oil and with a department of Barclay's Bank brokering international clients' businesses.

         ANIL K. MAHAN, resident of London; Law degree (LLB Hons.) from the University of Birmingham, England; member of the Inner Temple and Bar; Masters degree from Howard University School of Law, Washington, D.C.; member of District of Columbia bar (U.S.); previously with Branch and Associates (Birmingham), a firm specializing in accounting and financial advice to private clients; presently General Counsel for Litchfield Continental Ltd. and all U.S. affiliates.

         LAURENCE BAER, resident of Maryland; degree from New York Institute of Technology; currently, principal of L. Baer & Associates (international marketing company), located in Laurel, Maryland; previously, Executive Assistant to Chairman of Global Economic Action Institute (not-for-profit international economic cooperation institute).

         CESARA BREGA, resident of Rome; degrees from University of Milan in Economics and Finance; previously Vice President of Finmeccanica, Ltd. (prominent Italian diversified manufacturer in aerospace, energy, transportation, defense and automation), with responsibility for sales and financing of aerospace and defense divisions; previously, Senior Vice President responsible for sale financing of Aera International Regional (Toulouse, France), producer of aircraft in consortium with Aerospatiale and British Aerospace.

         CARTSEN RYKOV, resident of Geneva; degree from Copenhagen Business School in economics and marketing; currently Financial Manager for Celestine Conseils Financiers S.A. (Geneva); previously, Senior Account Manager Jyske Bank (Copenhagen) and head of bond trading section for member of Copenhagen Stock Exchange.

         ROBERT FERRAN, resident of London; degree (MBA) from City University Business School (London) in finance; B.S. from University of California (Berkeley); independent corporate and project finance manager in London since 1995; previously, Assistant Vice President (corporate finance) with Bankers Trust Company (London), Business Development Manager for 3Com Inc. (U.K.), Sales Manager of Motorola Codex, Inc. (San Francisco) and Assistant Director (fiber optic network sales) of Pacific Bell.

         DONALD M. COON, resident of Florida; degree (Juris Doctor) University of Miami School of Law; currently director of Caledonian Group, Ltd.; previously, director and Secretary-Treasurer of Fulcrum Industries, Inc. and of Riverside Group, Inc.; since 1980 has devoted full-time to real estate activities.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE EIGHT NOMINEES NAMED ABOVE. UNLESS OTHERWISE INSTRUCTED OR UNLESS AUTHORITY TO VOTE IS WITHHELD, THE ENCLOSED PROXY WILL BE VOTED FOR THE ELECTION OF THE ABOVE LISTED NOMINEES.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the years ended June 30, 1998, 1997 and 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table shows all the cash compensation paid or to be paid by the Company to the Acting President for the fiscal years ended June 30, 1998, 1997 and 1996:


        ---------------------------------------------------------------------------------------------------------
        Name and Principal         Year    Annual Compensation     Long-Term Compensation
        Position                                                   ----------------------------------------------
              (a)                  (b)                             Awards                          Payouts
                                           ----------------------------------------------------------------------
                                             Salary ($)     Bonus  Securities         Underlying   All Other
                                                 (c)         (d)   Options/SARs(#)                 Compensation
                                                                        (g)                           (i)
        ---------------------------------------------------------------------------------------------------------
        David R. Stith,            1998    $  -                -         -                               -
        Acting President, Director
                                   ------------------------------------------------------------------------------
                                   1997    $  -                -         -                               -
                                   ------------------------------------------------------------------------------
                                   1996    $  -                -         -                               -
        ---------------------------------------------------------------------------------------------------------
        Herbert S. McDonald,       1998    $  -                -         -                               -
        Director
                                   ------------------------------------------------------------------------------
                                   1997    $  -                -         -                               -
                                   ------------------------------------------------------------------------------
                                   1996    $  -                -         -                               -
        ---------------------------------------------------------------------------------------------------------
        Allan Esrine,              1998    $  -                -         -                               -
        Acting   Chief   Financial
        Officer, Director
                                   ------------------------------------------------------------------------------
                                   1997    $  -                -         -                               -
                                   ------------------------------------------------------------------------------
                                   1996    $  -                -         -                               -
        ---------------------------------------------------------------------------------------------------------
        All Executive Officer      1998    $  -                -         -                               -
        as a Group (3 persons)
                                   ------------------------------------------------------------------------------
                                   1997    $  -                -         -                               -
                                   ------------------------------------------------------------------------------
                                   1996    $  -                -         -                               -
        ---------------------------------------------------------------------------------------------------------


         None of the present three directors and officers of the Company has received any remuneration of any kind (including reimbursement of expenses) during the three year period ended June 30, 1998. Desiree L. Pierson, Secretary, has received the sum of $800 per month (plus accountable expenses) for services rendered to the Company on a part-time basis. There have been no employment contracts in effect since all such contracts existing as of June 28, 1996, were canceled as of that date as part of the Plan of Reorganization (see "BACKGROUND AND REASONS FOR THE SALE TRANSACTION" hereinabove). See "CERTAIN TRANSACTIONS" hereinabove for information concerning capital contributions to the Company by the three officers and directors.

                           PRINCIPAL STOCKHOLDERS AND
                          STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of outstanding shares of the Common Stock by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock;
(ii) each director and executive officer individually; and (iii) all executive officers and directors of the Company as a group.

                                    Number of Shares          Percentage (%)
Name and Address                    of Common Stock           of Class
of Beneficial Owner                 Beneficially Owned(1)     Outstanding (2)
-------------------                 ---------------------     ---------------
David  R. Stith                             100,000                2.4%
Herbert S. McDonald                         100,000                2.4%
Allan Esrine                                200,000                4.7%

Directors and Officers                      400,000                9.5%
 as a Group (3 persons)

----------
(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (4) to Item 403 of Regulation S-B of the Securities Exchange Act.
(2) Percentage of Class based upon 4,211,930 shares of Common Stock outstanding on the Record Date.


                                  PROPOSAL TWO

                   CHANGE OF NAME OF COMPANY TO BIOFARM, INC.

         The Board of Directors has voted to amend the Certificate of Incorporation to change the name of the Company from Global Spill Management, Inc. to Biofarm, Inc. (the "Name Change"). The Board of Directors has determined that such amendment is advisable and directed that the proposed amendment be considered at the Annual Meeting of shareholders. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the Name Change. To effect this Name Change, shareholder approval is sought to amend Article First of the Company's Certificate of Incorporation relating to the name of the corporation:

         FIRST:            The name of the corporation is Biofarm, Inc.

         Reasons for change of name. The Board of Directors believes that the change of name is desirable to reflect the business of the Company after the acquisition of Biofarm.

         The Board of Directors recommends that stockholders vote "For" the foregoing amendment to the Company's Certificate of Incorporation to change the Company's name to Biofarm, Inc.

                                 PROPOSAL THREE

           TO RATIFY THE SELECTION OF THE FIRM OF BDO INTERNATIONAL AS
                 INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

         The Board of Directors concluded that the engagement of BDO International as the Company's independent public accountants for the 1998 fiscal year was in the best interests of the Company. The Board of Directors recommends that Stockholders ratify its choice of BDO International.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO INTERNATIONAL AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM STOCKHOLDERS WILL BE VOTED IN FAVOR OF THE PROPOSED AMENDMENT.

OTHER PROPOSED ACTION

The Board of Directors does not intend to bring any other matters before the meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                                   GLOBAL SPILL MANAGEMENT, INC.

September __, 1998                                 By:

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB
(Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

For the fiscal year ended June 30, 1998

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ________________

                         Commission File Number 0-20317

                             ----------------------

                          GLOBAL SPILL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

         Nevada                                         88-0270266
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification No.)

                 1244 Main Street, Linfield, Pennsylvania 19468
          (Address of principal executive officers, including zip code)

       Registrant's telephone number, including area code: (610) 495-8413


                         Securities registered pursuant
                          to Section 12(b) of the Act:
                                      None

                         Securities registered pursuant
                          to Section 12(g) of the Act:

                         Common Stock ($.001 Par Value)

         Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes X                              No __

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [ ].

         As of August 31, 1998, 4,211,930 shares of Common Stock ($.001 par value) were issued and outstanding and fully paid and non-assessable. The aggregate market value of the Common Stock held by non-affiliates was approximately $24,301,053, determined by the closing sale price on that same day based upon 3,811,930 shares owned by non-affiliates.

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS


Part I

         Item 1.  Description of Business

         Item 2.  Properties

         Item 3.  Legal Proceedings

         Item 4.  Submission of Matters to a Vote of Security Holders

Part II

         Item 5. Market for Registrant's Common Equity and Related Stockholder Matters

         Item 6.  Management's Discussion and Analysis

         Item 7.  Financial Statements

         Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

Part III

         Item 9. Directors and Executive Officers of the Registrant; Compliance with Section 16(a) of the Exchange Act

         Item 10. Executive Compensation

         Item 11. Security Ownership of Certain Beneficial Owners and Management

         Item 12. Certain Relationships and Related Transactions

         Item 13. Exhibits and Reports on Form 8-K

                                     PART I

Item 1.  Description of Business

         Global Spill Management, Inc., a Nevada corporation (hereinafter referred to as the Company), was organized under the laws of the State of Nevada on September 26, 1990, under the name Happy Mergers, Inc. ("Happy Mergers"). On November 25, 1991, Global Spill Management, Inc., a Delaware corporation organized on June 12, 1991, was merged with and into Happy Mergers. Happy Mergers, which was the surviving corporation, changed its name to Global Spill Management, Inc.

PLAN OF REORGANIZATION

         In April, 1996, because of a demonstrable inability to meet its debts as they matured, the Company and its financial advisors determined to undertake a comprehensive Plan of Reorganization (the "Plan"). Such Plan included the (a) sale of the four operating subsidiaries for cash consideration only, (b) liquidation of the debt due to the senior secured creditor (Meridian Bank) and,
(c) elimination of debt in its entirety.

Sales of Subsidiaries

         On June 28, 1996, the Company sold the capital stock or the net assets of its then four operating subsidiaries. An aggregate of $1,200,000 was paid to Meridian bank in full and complete satisfaction of secured indebtedness to Meridian Bank in the principal amount of $1,480,000 (plus accrued interest of $47,000). Meridian Bank satisfied its lien and executed a General Release in favor of the Company on June 28, 1996.

         As a result of the disposition of all of its subsidiaries, the Company ceased to be an operating company.

Elimination of Debt

         In addition to the discharge of all obligations due to Meridian Bank, the Company also undertook the elimination of all other debt. Employment contracts (under which the Company was obligated in the amounts of $1,230,600 for 1996 and $848,000 for 1997, respectively), were terminated, lease obligations were cancelled and general, unsecured creditors (other than those owed minimal amounts or those professionals and firms continuing to provide necessary services for the Company), were resolved with an offer of 37.5 cents on the dollar.

         Giving effect to (a) the satisfaction of the indebtedness due Meridian Bank, and (b) the liabilities assumed by the purchasers of the four operating subsidiaries, being treated herein as having occurred on June 28, 1996, the Company remained, as of June 30, 1996, with fixed liabilities of $814,000. Commencing in July, 1996, the Company as an alternative to creditor proceedings that would have involved legal and accounting costs disproportionate to the dollar amount of its remaining liabilities, commenced a voluntary plan of payment at a discount. Creditors were offered an immediate settlement equal to 37.5% on the dollar (except for claims under $100 (which were liquidated in full)). Such offer resulted, as of June 30, 1997, in $691,892 in the aggregate of claims being settled for the sum of $237,711. As of June 30, 1998, total liabilities of the Company were $46,132.

         The results of the Plan were as follows: approximately $6.9 million of indebtedness existing at June 30, 1996, has been eliminated in full, approximately $1.2 million in cash was arranged by management to be contributed to the Company, all inchoate claims against the Company (beyond the $6,900,000 of fixed obligations) were resolved, and (except for the matters described hereinafter under "Litigation") all litigation has been resolved.

Acquisition of Biofarm

         Management did not deem it prudent to consider seriously the acquisition of a going business until the Plan proved feasible. Accordingly, early in 1998, after a period of eighteen months during which the Plan was activated, management determined that the Company was then in a position to effect a major acquisition. Accordingly, negotiations were commenced with Suisse Capital Complex ("SCC"), to acquire approximately 87% of Biofarm, S.A. from Litchfield Continental, Ltd. SCC has acted as the intermediary between the Company and Litchfield. Management's goals during the negotiations were to avoid the use of cash, minimize the debt to be issued to effect the acquisition, avoid the immediate issuance of any substantial number of shares of Common Stock, and defer the conversion of debt into Common stock as long as was possible in order to afford time for the anticipated earnings of Biofarm to develop to their full potential. The acquisition of Biofarm was closed (i.e., previous escrow terminated) on September 4, 1998.

         Biofarm is a Romanian pharmaceutical manufacturer located in Bucharest. It has been in business since 1921. Biofarm manufactures and sells a line of pharmaceutical and veterinary products both for domestic and international consumption. Biofarm was state-owned until June 27, 1997, when it was acquired by Litchfield. Sales of Biofarm for the six months ended June 30, 1998, were $4,928,868 and operating income was $881,956.

         The Stock Purchase Agreement provides for the purchase from Litchfield of approximately 87% of the issued and outstanding shares of Biofarm, representing all of the issued and outstanding shares of Biofarm owned by Litchfield and certain companies that it controls (the "Controlled Companies"). In consideration for the purchase of the shares of Biofarm, the Company has issued to Litchfield a convertible non-negotiable secured debenture (the "Debenture") in the principal sum of Six Million Four Hundred and Thirty Four Thousand Six Hundred Eighty One Dollars ($6,434,681).

         The Debenture provides that there is no interest due or payable on the principal sum and is non-negotiable and non-transferable. The Debenture is non-redeemable and does not represent a debt obligation of the Company. The Debenture will provide that from time to time for a period of five (5) years from the date of the Debenture, the holder thereof may convert a portion, but not less than 2.5% of the original principal sum into shares of the Company's Common Stock. The Debenture is convertible at the rate of 2% of the then issued and outstanding Common Stock of the Company for each 2.5% of the principal sum of the Debenture that is converted. Therefore, and in accordance with the terms of the Debenture, if the entire principal sum of the Debenture is converted, the holder will own eighty percent (80%) of the Company's issued and outstanding stock based upon the number of shares thereof outstanding as of the date of conversion. The transaction was closed on September 4, 1998. The Company has a sufficient number of shares of Common Stock authorized to effect the entire conversion. Such conversion is not permitted prior to January 31, 1999, is permissible thereafter and for a period of five years from the closing date, and is convertible only in increments of 2.5% of the principal amount of the Debenture. An additional maximum of ten percent (10%) of the Company's then issued and outstanding shares will be issued to Litchfield dependent upon the realization by Biofarm of certain earnings increases (measured by the earnings of Biofarm for the calendar year ended December 31, 1997).

Accounting Treatment

         Inasmuch as the shareholders of Litchfield will have voting, Board and management control of the Company once the election of the Litchfield nominees to the Board is approved by the shareholders of the Company, for financial accounting purposes the acquisition of Biofarm by the Company will be accounted for as a reverse purchase in accordance with generally acceptable accounting principles. Accordingly, the statement of financial condition and statements of operations and cash flow will reflect the historical balance sheet and activities of Biofarm for all of the required reporting periods as well as the balance sheet of the Company from the acquisition date.

FORM 8-K FILING

         Reference is made to the Form 8-K filing of the Company, dated March 6, 1998, for further information concerning the Biofarm acquisition. Also, the Company's Proxy Statement, to be dated and mailed to shareholders in September, 1998, will contain additional information concerning Biofarm. The Company will also file a supplemental Form 8-K within 75 days of the definitive closing of the Biofarm acquisition.

Item 2.  Properties

         The principal office of the company is located at 1244 Main Street, Linfield, Pennsylvania 19468. Such premises are used solely for mail and telephone purposes. Through a subsidiary, the Company owns a 2,400 square foot office building and garage (400 square feet) located on approximately 10 acres of land (waterfront property) in Camden, New Jersey. The Company intends, upon the resolution of certain environmental issues, to offer such property for sale. The Company carries such property at zero value on its books.

Item 3.  Legal Proceedings

Litigation Instituted by the Company

         The Company has previously advised its shareholders (and has brought to the attention of the Securities and Exchange Commission both by letters and by filings under the 1934 Act) of the litigation instituted by the Company against thirteen persons and firms (including former counsel, recipients of the Company's Common Stock and broker-dealers) who, collectively and individually, participated in a scheme to defraud the Company and to violate the registration requirements of the 1933 Act.

         Such scheme involved the filing of two Form S-8 Registration Statements with the Commission in August and September, 1996, and the purported registration under the 1933 Act of an aggregate of 1,135,000 shares of the Company's Common Stock. Form S-8 was not available for the registration of such 1,135,000 shares because (a) the Company was not then current in its 1934 Act filings when such two Form S-8 filings occurred (as indicated in a letter, dated September 19, 1996, from the Commission to the Company), and (b) the recipients of the 1,135,000 shares were not bona fide consultants to the Company or the type of consultant envisioned by Form S-8.

         On January 22, 1998, the Company's complaint was sustained as to four of the five causes of action alleged by the Company against the several defendants. In a Memorandum and Order entered on January 22, 1998, Judge Platt (USDC, Eastern District of New York), sustained the complaint filed by the Company as to the causes of action for malpractice, breach of contract, breach of fiduciary duty and unjust enrichment, and dismissed the cause of action for fraud. The Company determined not to appeal the dismissal of the cause of action for fraud because the relief sought by the Company (return of the 1,135,000 shares and of proceeds derived from the sale thereof) is encompassed by the four causes of action that were sustained.

         On August 2, 1996, an aggregate of 385,000 shares of the Company's Common Stock was filed on Form S-8 at the price of $6.00 per share ($2,310,000 in the aggregate); and on September 18, 1996, an aggregate of 750,000 shares of the Company's Common Stock was filed on Form S-8 at the price of $2.06 per share ($1,545,000 in the aggregate), or a total of 1,135,000 shares at the registration price of $3,855,000. With the exception of 50,000 of such 1,135,000 shares that were returned to the Company for cancellation, all of the remaining 1,085,000 shares were immediately sold publicly by the recipients. At least two of the defendants were indicted for securities law violations in an unrelated matter in January, 1998; two of the defendants were then registered broker-dealers; one defendant-recipient received 300,000 shares in "settlement" of a claim (without even the pretense of acting as consultant to the Company); and one defendant is a public relations firm involved in publicizing public companies. Among the broker-dealers who executed orders for the sale of the 1,085,000 shares were; Colin, Winthrop; H.J. Meyers; Meyers, Pollack & Robbins; SFI Investments; and Baker & Company. Among the clearing brokers for such selling broker-dealers were Bear Stearns; Cowen; Ernst; Lewco; Philadep; and Robb, Peck McCooley. Each of such introducing and clearing broker-dealers has been advised in writing by the Company of its liability for the sale of unregistered stock (1933 Act) and of liability pursuant to Exchange Act Release #28878 (1934 Act).

         None of the present directors and officers of the Company participated in any manner in any aspect of the two Form S-8 filings. No Board of Directors meeting was attended by any of such persons at which the subject of the S-8 filings was discussed; in fact, no board meetings were held between June 28, 1996, and November 15, 1996. Nor did any of the present officers of the Company execute the Form S-8 filings or any of the documents incident to the issuance of the 1,135,000 shares. Not only were the two Form S-8 filings not authorized by the Board but, also, the signatories thereto were not holders of the offices indicated in such filings.

         It is the position of the Company that the (a) 1,135,000 shares issued pursuant to the two Form S-8 filings and 1,085,000 shares sold publicly have not been registered under Section 5(a) of the 1933 Act and that it was unlawful to sell such shares in interstate commerce; (b) persons who received and sold the 1,085,000 shares were not persons entitled to receive the same pursuant to the Instructions to the use of Form S-8; (c) sellers of the 1,085,000 shares violated the anti-fraud provisions of Section 10(b) of the 1934 Act and Rule 10b-5 promulgated thereunder; (d) former counsel violated Section 10(b) and Rule 10b-5 when it filed with the Commission two Form S-8 Registration Statements that were materially false and misleading; and (e) former counsel violated the anti-fraud provisions of Section 17(a) (3) in obtaining money by means of an untrue statement of a material fact.

         The recovery by the Company of any portion of the sales proceeds received by the sellers of the 1,085,000 shares will, by agreement with Litchfield, belong exclusively to the shareholders of the Company other than Litchfield. Since Litchfield is able to convert its Debenture into Common Stock in increments over a five year period, and since the recovery date (if there be such) is not known, Litchfield's non-participation in any such recovery will be assured by assigning the proceeds of any such recovery to a new entity to be organized simultaneously with the Litchfield closing. The sole directors of the new entity will be the present three directors of the Company. The shares of capital stock of the new subsidiary will be distributed to the shareholders of the Company other than Litchfield upon the earlier of the (a) recovery of any such proceeds, or (b) date on which Litchfield commences conversion of its Debenture. Notwithstanding that recovery is mandated by the Instructions to Form S-8, there can be no assurance that recovery will be awarded or that, if awarded, any resulting judgment will be collectible. It is for this reason that the Company has notified the introducing and clearing broker-dealers of potential liability for the recovery of such proceeds.

Litigation Instituted Against the Company

         From the time the Company became a public company in 1992 until the time (June 28, 1996), the Company disposed of all of its then operating subsidiaries, the Company itself never engaged in environmental clean-up activities. All such work was conducted by the former wholly-owned subsidiaries.

         Subsequent to June 28, 1996, various claims have been asserted against the Company seeking damages for non-performance by certain of the former subsidiaries. All such matters have been resolved and disposed of conclusively, except that the Company remains a defendant in two unrelated matters.

         The Company was named a defendant in a 1995 complaint, filed in the Court of Common Pleas (Philadelphia County) in 1995. In 1992, Plaintiff hired the co-defendant (Terminix International) to remedy a termite infestation problem. While doing so defendant Terminix ruptured an oil line, thereby causing fuel to be deposited in and around plaintiff's residence. Plaintiff then retained a former subsidiary of the Company (GSME) to clean-up the resulting oil spill. The gravament of the complaint is that the Company conspired with Terminix to cover-up the true extent of damages to the residence. In March, 1998, the matter was submitted to binding, non-appealable arbitration. Terminix has offered to purchase plaintiff's residence for $300,000; the purchase price for the residence was $138,000 and the assessed value is $5,100. The Company's defense is that it did not cause the damage, the claim of conspiracy is false, Terminix is solely responsible and, in any event, the Company is not a proper party defendant because its former subsidiary (GSME) and not the Company itself performed the services for plaintiff.

         In the second matter, the same former subsidiary (GSME) was retained by Coastal Oil to clean-up an oil spill on the Delaware River. Plaintiff claims it was retained by GSME to assist in the spill clean-up. Plaintiff is in bankruptcy in Louisiana and has sued the Company for its alleged unpaid invoices in the amount of $78,000. The Company's time to answer the complaint was deferred from June 8 to August 8, 1998. The Company sought such extension to be able to demonstrate to plaintiff that the Company is not a proper party defendant, that the work was done by GSME and that plaintiff was retained by GSME, that all payments received from Coastal (including amounts due plaintiff) were deposited into the GSME bank account, and that the sole reason the Company has been named a defendant is because GSME, in 1994, filed with the Commonwealth of Pennsylvania a fictitious name certificate to be able to use the tradename "Global Spill Management". The latter is not an actual entity in being.

         The Company knows of no other pending or threatened litigation of any amount in excess of $5,000.

         It is the position of the Company that, should certain former subsidiaries of the Company receive claims that they are or may be liable for environmental clean-up costs and related damages, and should the Company also be named a party defendant, the Company will vigorously defend any such claims based upon the facts and the current laws and regulations applicable to environmental matters. On the basis of its experience and the information currently available to it, the Company believes that the two claims described herein will not have a material adverse effect on its results of operations, financial position or liquidity. Buttressing the Company's position (and consistent with the general rule of corporate law), the United States Supreme Court recently decided in a "superfund" matter that non-operating parent companies are not responsible for the environmental problems of wholly-owned subsidiaries.

Litigation Terminated

         In April, 1998, a lawsuit brought against the Company seeking $1,350,000 as a direct result of a transaction entered into by Phoenix with the plaintiffs was settled for an aggregate of 200,000 shares of the Company's Common Stock. Plaintiff's surrendered to the Company all of their Convertible Debentures (amounting to $2 million in the aggregate.) Plaintiff's stipulated that they may sell the shares only in certain amounts, above a certain price and after a certain date. Should plaintiffs not realize at least $1,350,000 from the sale of the 200,000 shares, any additional shares required will also be delivered. All of the Debentures will be deemed to have been canceled and the judgment held by plaintiffs will be assigned to the Company once the sum of $1,350,000 has been realized by the plaintiffs. As a result of such settlement, the Company recorded a charge of $1,350,000 to operations for the year ended June 30, 1998.

         The Company has had dismissed conclusively the litigation previously instituted against the Company by Alpine Petroleum Company (Raymond Kerwood) pursuant to a consulting agreement dated December 1, 1994. Plaintiff claimed the entire amount due under such consulting agreement and sued for the sum of $151,000. On June 1, 1998, the matter was settled for the sum of $40,000 to be paid by the Company. Payment was completed in July, 1998.

Item 4.  Submission of Matters to a Vote of Security Holders

         The following matters were submitted to a vote of the securities holders:

                                    None


                                     PART II

Item 5.  Market for Registrant's Common Equity and Related Stockholder Matters

         On July 29, 1992, the Company's Common Stock commenced quotation on the NASDAQ Small Cap Market (NASDAQ) under the symbol GSMI. (The symbol was changed to GEGI coincident with the May 13, 1996, Amendment to the Articles of Incorporation, and to BIOF on June 18, 1998). The following table sets forth the reported high and low bid and high and low asked quotations for the Company's Common Stock on NASDAQ for the period July 1, 1996, to June 30, 1998. (The quarters set forth below are based on the Company's June 30 fiscal year period.) Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not represent actual transactions. No bid or asked quotations are available from November 28, 1996, through April 17, 1997:


                                                         Closing                                   Closing
                            High Bid       Low Bid        Bid         High Ask       Low Ask        Ask
      1996
Jul 1 - Sep 30               9              31/32         13/16         9.25           0.75           7/8
Oct 1 - Nov 27               27/32          0.25          N/A           7/8            5/16          N/A

      1997
Apr 17 - Jun 30              0.3125         0.1           0.27          0.46875        0.2           0.4375
Jul 1 - Sep 30               0.65625        0.125         0.625         0.78125        0.16          0.6875
Oct 1 - Dec 31               0.8125         0.4375        0.625         0.90625        0.59375       0.71875

       1998
Jan 1 - Mar 31               4.75           0.4375        4.34375       5              0.5625        4.5
Apr 1 - Jun 30               7.5            2.625         6.6875        7.75           2.75          6.75

         On August 31, 1998, the closing bid and asked prices were $5.937 and $6.375, respectively.

(The prices stated for all periods give effect to the 1-30 reverse stock split that was effective on May 13, 1996).

         On November 27, 1996, the Company's Common Stock was delisted from trading on NASDAQ. On April 17, 1997, the Company's Common Stock commenced listing on the OTC Electronic Bulletin Board. Such delisting was prompted by the Company's inability to file a timely Form 10-K with audited financials for the fiscal year ended June 30, 1996. Having been delisted, the Company is now required to meet NASDAQ standards applicable to an initial listing application. Presently, such criteria include $4 million in total assets, $2 million in capital and surplus, $1 million market value of the public float and a minimum bid price of $3 per share. There can be no assurance that the Company will be able to meet such initial listing requirements, that the Company's Common Stock will be included on NASDAQ even if such initial listing requirements are met, or that thereafter the requirements for continuous listing will continue to be met. In any such event, the Company's Common Stock would continue to be traded on the OTC Electronic Bulletin Board, in which event a shareholder may find it more difficult to dispose of (or to obtain accurate quotations as to the price of) the Company's Common Stock.

         As of the date hereof there were 4,211,930 shares of Common Stock validly issued and outstanding, fully paid and non-assessable. There were a total of 512 holders of record as of August 31, 1998. The Company believes, based upon available information, that there are in excess of 1,000 beneficial owners of the Company's Common Stock. No shares of the Company's authorized Preferred Stock have ever been issued.

DIVIDENDS

         The payment of dividends, if any, by Global rests within the discretion of its Board of Directors and depends, among other things, upon the Company's earnings, its capital requirements, its financial condition, as well as other relevant factors. As of the date hereof, the Company has not issued or declared any dividends. The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future.

Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations

GENERAL

         As a direct consequence of the implementation of the Plan of Reorganization described in Part I hereinabove, the Company has (as of June 30,
1996) disposed of all its operations and may today be fairly characterized as a non-operating "shell" corporation. Therefore, there is no need for discussion herein of prior results of operations, of year-to-date operating results and comparisons, and of liquidity and capital resources. As of the date hereof, the Company is able to meet its debts as they mature, which obligations (giving effect to the completion of the Plan of Reorganization described in Part I hereinabove) consist exclusively of legal, accounting and miscellaneous expenses endemic to any public company. The Company has outstanding subscriptions receivable of $217,500 as of June 30, 1998, all of which are deemed to be collectible prior to September 30, 1998.

         Giving effect to the acquisition of Biofarm on September 4, 1998 (see "Acquisition of Biofarm" on page three hereinabove), management's principal focus will be the realization of the maximum earnings potential of Biofarm.

Item 7.  Financial Statements

         Consolidated Financial Statements and supplementary financial information specified by this Item 7 are presented following Item 13 in Part III of this report.

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

         None.

                                    PART III

Item 9.  Directors and Executive Officers of the Company; Compliance with
         Section 16(a) of the Exchange Act


         The executive officers, directors and key personnel of the Company are as follows: (the information set forth hereunder is as of June 30, 1998 (the end of the fiscal period), and gives effect to the resignations of directors whose services were terminated by the Company upon the sale of the subsidiaries occurring on June 28, 1996).

Name                                    Age           Positions held with the Company
----                                    ---           -------------------------------
David R. Stith                          69            Acting President and Director

Herbert S. McDonald                     61            Director

Allan Esrine                            69            Acting Principal Financial Officer and Director

Desiree L. Pierson                      35            Secretary


Biographies of the directors and executive officers of the Company are set forth below. All directors hold office until the next annual stockholders meeting and until their successors have been elected and qualified or until their death, resignation, retirement, removal or disqualification. Vacancies in the existing Board are filled by majority vote of the remaining directors. Officers of the Company serve at the will of the Board of Directors.

         David R. Stith became Vice Chairman and a Director of Global on November 1, 1991, and of the Company on November 25, 1991. Mr. Stith founded Underwater Technics in 1967 and has served as its Chairman and President since such date. Mr. Stith led the crew that cleaned up the major oil spills from the tankers the "Elias," the Mellon," and the "Athos." Mr. Stith was also involved in underwater testing for the National Aeronautics and Space Administration, and led the crew that dove for sunken treasure on the Spanish Gallon "San Jose" which sank off Columbia in 1708.

         Herbert S. McDonald became a director of the Company on December 27, 1995. Mr. McDonald has, since January 1993, been the President of The Fulcrum Group, a management consulting firm specializing in the restructuring and merger/acquisition of corporate clients. Prior thereto, Mr. McDonald was (since August 1990) the President (CEO) and principal shareholder of European Automotive Products, Inc., a major importer of imported cars specializing in higher end German automotive parts. Prior thereto, Mr. McDonald was the President (CEO) and principal shareholder of Fulcrum Investments, a firm making investments in manufacturing, leasing, automobile dealerships and real estate.

         Allan Esrine became a director of the Company on November 15, 1997, as well as Principal Financial Officer. Mr. Esrine has, for the past five years, been involved in private financial activities in New York City, including the management of several family businesses.

         Desiree L. Pierson became Secretary of the Company in January, 1996. Ms. Pierson was an employee of the Company from 1991 until June 28, 1996. In her capacity as Secretary, Ms. Pierson's duties include shareholder relations, matters involving the Transfer Agent and corporate record keeping and do not include corporate decision making or substantive matters involving the Company.

         No director, officer or affiliate of the Company is an adverse party to the Company or any of its subsidiaries in any material proceeding.

         The Company and its directors and executive officers are in compliance with the requirements of Section 16(a) of the Exchange Act.

Item 10. Executive Compensation

         None of the present three directors and officers of the Company has received any remuneration of any kind (including reimbursement of expenses) during the three year period ended June 30, 1998. Desiree L. Pierson, Secretary, has received the sum of $800 per month (plus accountable expenses) for services rendered to the Company on a part-time basis. There have been no employment contracts in effect since all such contracts existing as of June 28, 1996, were cancelled as of that date as part of the Plan of Reorganization. (See Item 12 ("Certain Transactions") on page 13 hereof.)

Item 11. Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with regard to the beneficial ownership of outstanding shares of the Common Stock by (i) each person known by the Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock; (ii) each director and executive officer individually; and (iii) all executive officers and directors of the Company as a group.


                                        Number of Shares of
Name and Address                        Common Stock                           Percentage (%) of
of Beneficial Owner                     Beneficially Owned (1)                 Class Outstanding (2)
-------------------                     ----------------------                 ---------------------
David R. Stith                                 100,000                                   2.4%
Herbert S. McDonald                            100,000                                   2.4%
Allan Esrine                                   200,000                                   4.7%

Directors and Officers                         400,000                                   9.5%
  as a Group (3 persons)

--------------

(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (4) to Item 403 of Regulation S-B of the Securities Exchange Act.

(2) Percentage of Class based upon 4,211,930 shares of Common Stock outstanding on August 31, 1998.

Item 12. Certain Relationships and Related Transactions

Certain Transactions

         On June 7, 1998, the Company issued an aggregate of 400,000 shares to its Board of Directors. The shares, which were issued at $.25 per share, had an estimated fair value of $3.90 per share. The resulting subscription receivable, in the aggregate amount of $100,000, was intended to insure that the extraordinary costs of preparing and mailing this Form 10-KSB and Proxy Statement would be discharged. The shares have not been registered for sale, are legended, and are the subject of appropriate stop transfer instructions with the Company's Transfer Agent. The Company recorded a subscription receivable of $100,000 as well as a charge to operations of $1,460,000. Prior to September 4, 1998, the Company had received an aggregate of $28,500 in payment of such subscriptions.

Item 13. Exhibits and Reports on Form 8-K

         (a) 1. All financial statements - see index to Consolidated Financial Statements

              2. Exhibits - see Exhibits below.

         (b) The following Current Reports on Form 8-K were filed by the Company with the Securities and Exchange Commission during the last quarter of the period covered by this Annual Report on Form 10-K:

                           None.

         (c ) The following Exhibits (incorporated herein by reference) are applicable to the period subsequent to the filing of Form 10-KSB for the fiscal year ended June 30, 1997, and prior to the filing date hereof:

               A. Form 10-KSB, for the fiscal year ended June 30, 1997, filed on September 29, 1997

               B. Form 10-QSB, for the quarter ended September 30, 1997, filed on November 14, 1997

               C. Form 10-QSB, for the quarter ended December 31, 1997, filed on January 27, 1998

               D. Form 10-QSB, for the quarter ended March 31, 1998, filed on May 13, 1998

               E.   Form 8-K, filed on March 6, 1998.

                          Global Spill Management,Inc.
                                     and Subsidiaries






                   Report on Consolidated Financial Statements
                            Years Ended June 30, 1998 and 1997

                                                   Global Spill Management,
                                                      Inc. and Subsidiaries

                                                                   Contents

               Independent Auditors' Report                           F-1

               Consolidated financial statements
                   Balance sheet                                      F-2
                   Statements of operations                           F-3
                   Statements of capital deficit                      F-4
                   Statements of cash flows                           F-5

               Summary of significant accounting policies       F-6 - F-7

               Notes to consolidated financial statements      F-8 - F-13

Independent Auditors' Report

Global Spill Management, Inc.
Linfield, Pennsylvania

We have audited the accompanying consolidated balance sheet of Global Spill Management, Inc. and subsidiaries as of June 30, 1998, and the related consolidated statements of operations, capital deficit and cash flows for each of the two years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 8, on September 4, 1998 the Company acquired 87% of the issued and outstanding common stock of Biofarm, S.A. in exchange for a convertible, nonnegotiable, secured debenture in the amount of $6,434,681. Since the debenture can only be converted into common stock of the Company, Biofarm, S.A. will be considered the acquiring entity. Therefore, the acquisition will be accounted for as a reverse purchase and a recapitalization of Biofarm, S.A.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Spill Management, Inc. and subsidiaries as of June 30, 1998, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.




                                                     BDO Seidman, LLP

Philadelphia, Pennsylvania
September 4, 1998

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                                      Consolidated Balance Sheet

--------------------------------------------------------------------------------

June 30,                                                               1998
-------------------------------------------------------------------------------

Assets

Current assets
    Cash                                                           $     23,327
    Subscriptions receivable (Note 2)                                    17,000
--------------------------------------------------------------------------------

Total assets                                                       $     40,327
================================================================================


Liability and Capital Deficit

Current liability
    Accounts payable                                               $     46,132
--------------------------------------------------------------------------------

Commitments and contingencies (Notes 5 and 6)

Capital deficit (Notes 2, 4 and 5)
    Preferred stock, $.001 par value
        Authorized 5,000,000 shares, none issued                           --
    Common stock, $.001 par value
        Authorized 25,000,000 shares
        Issued and outstanding 4,211,930 shares                           4,212
    Additional paid-in capital                                       16,334,717
    Deficit                                                         (16,144,234
    Less subscriptions receivable                                      (200,500
--------------------------------------------------------------------------------

Total capital deficit                                                    (5,805
--------------------------------------------------------------------------------

Total liability and capital deficit                                $     40,327
================================================================================


See accompanying summary of significant accounting policies and notes to consolidated financial statements.

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                           Consolidated Statements of Operations

--------------------------------------------------------------------------------




Year ended June 30,                                             1998            1997
------------------------------------------------------------------------------------

Revenues                                                  $       --    $        --

General and administrative expenses (Notes 4, 5 and 8)     2,976,489        227,136
------------------------------------------------------------------------------------

(Loss) before extraordinary item                          (2,976,489)      (227,136)

Extraordinary income - gain on
    forgiveness of indebtedness (Note 7)                        --        1,740,594
------------------------------------------------------------------------------------

Net (loss) income                                        $(2,976,489)   $ 1,513,458
====================================================================================

Basic (loss) income per common share
    (Loss) before extraordinary item                     $      (.90)   $      (.10)

    Extraordinary item                                          --              .73
------------------------------------------------------------------------------------

Basic (loss) income per common share                     $      (.90)   $       .63
====================================================================================

Weighted average number of common shares outstanding       3,311,108      2,387,639
====================================================================================


See accompanying summary of significant accounting policies and notes to consolidated financial statements.

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Consolidated Statements of Capital Deficit

--------------------------------------------------------------------------------







                                   Additional
                                     Common         Paid-In                        Subscriptions
                                      Stock         Capital          Deficit          Receivable
----------------------------------------------------------------------------------------------------

Balance, June 30, 1996          $     1,466   $  12,498,463  $   (14,681,203)        $        --


Shares issued for cash and
    subscriptions                     1,550         727,450               --            (250,000)

Shares retired during the year           (4)              4               --                  --

Payment of subscriptions                 --              --               --              30,000

Reclassification of
    subscriptions receivable             --              --               --             100,000

Net income for the year                  --              --        1,513,458                  --
----------------------------------------------------------------------------------------------------

Balance, June 30, 1997                3,012      13,225,917      (13,167,745)           (120,000)

Shares issued for
    subscriptions                       600         199,400               --            (200,000)

Payment of subscriptions                 --              --               --             202,500

Reclassification of
    subscriptions receivable             --              --               --              17,000

Shares issued in litigation
    settlement                          200       1,349,800               --                  --

Shares issued for services
    rendered and subscriptions          400       1,559,600               --            (100,000)

Net (loss) for the year                  --              --       (2,976,489)                 --
----------------------------------------------------------------------------------------------------

Balance, June 30, 1998          $     4,212   $  16,334,717  $   (16,144,234)        $  (200,500)
====================================================================================================

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                           Consolidated Statements of Cash Flows

--------------------------------------------------------------------------------



Year ended June 30,                                                     1998                1997
------------------------------------------------------------------------------------------------------
Cash flows from operating activities
    Net (loss) income                                             $(2,976,489)            $ 1,513,458

    Adjustments to reconcile net (loss) income to net
        cash (used in) operating activities
            Extraordinary (gain) on forgiveness
               of indebtedness                                           --                (1,740,594)
            Issuance of common stock for litigation
               settlement                                           1,350,000                    --
            Issuance of stock for services rendered                 1,460,000                    --
            (Decrease) in liabilities
               Accounts payable                                      (102,295)                (45,922)
               Accrued expenses                                          --                  (165,222)
------------------------------------------------------------------------------------------------------

Net cash (used in) operating activities                              (268,784)               (438,280)
------------------------------------------------------------------------------------------------------

Cash flows from investing activities
    Proceeds from sale of assets                                         --                   805,000
------------------------------------------------------------------------------------------------------

Cash flows from financing activities
    Repayments of stockholder note                                    (12,500)                (37,500)
    Repayments of note payable, bank                                     --                  (855,000)
    Repayments of long-term debt                                         --                   (43,125)
    Issuance of common stock, net of expenses                            --                   479,000
    Payments of common stock receivables                              302,500                  30,000
------------------------------------------------------------------------------------------------------

Net cash provided by (used in) financing activities                   290,000                (426,625)
------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash                                        21,216                 (59,905)

Cash, beginning of year                                                 2,111                  62,016
------------------------------------------------------------------------------------------------------

Cash, end of year                                                 $    23,327             $     2,111
======================================================================================================

Supplemental disclosures of cash flow information
    Noncash financing activities
        Common stock issued in exchange for stock
            subscriptions receivable of $250,000 less cash
            received of $30,000                                   $      --               $   220,000

        Common stock issued in exchange for stock
            subscriptions receivable of $200,000 less cash
            received of $82,500                                   $   117,500             $      --
======================================================================================================

See accompanying summary of significant accounting policies and notes to consolidated financial statements.

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Summary of Significant Accounting Policies

--------------------------------------------------------------------------------

Organization                 Global Spill Management, Inc. ("Global") was
and Principles               incorporated in June 1991 to acquire, operate and
of Consolidation             develop environmental contracting and consulting
                             companies, and related businesses. All operating companies were disposed of or sold in prior years
                             (see Note 1).


                             The accompanying consolidated financial statements include the accounts of Global and its wholly owned subsidiaries (collectively referred to as the "Company") after elimination of all significant intercompany balances and transactions.

Use of Estimates             The preparation of financial statements in
                             conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




Income Taxes Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

(Loss) Income                In 1998, the Company adopted SFAS No. 128,
Per Common Share             "Earnings Per Share ("EPS")," which provides
                             for the calculation of basic and diluted EPS.
                             Basic EPS includes no dilution and is computed by dividing the income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted
                             EPS reflects the potential dilution of securities that could share in the income (loss) of the Company. There is no difference in basic and diluted EPS for the two years ended June 30, 1998 since there are no potentially dilutive securities outstanding for either period presented. For 1997, there is no effect on the EPS amounts previously reported as a result of the adoption of SFAS
                             No. 128.

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Summary of Significant Accounting Policies

--------------------------------------------------------------------------------



Environmental                 Environmental expenditures that relate to existing
Expenditures                  conditions caused by past operations and which do
                              not contribute to current or future revenues are charged to expense. Liabilities are recorded when environmental assessments and/or cleanup are probable and the costs can be reasonably estimated. Generally, the timing of these accruals has coincided with the Company's commitment to a formal plan of action. See Notes 1, 5 and 6 for additional information.

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


1.    Business               In fiscal year 1996, the Company
                             discontinued its operating activities and has
                             subsequently liquidated all of the debts that
                             existed as of June 30, 1996 (see Note 7).

2.    Subscriptions          Subsequent to June 30, 1998, the Company received $17,000 as
      Receivable             payment on subscriptions receivable. It is intended that the balance of the subscriptions ($200,500) will be
                             collected to pay liabilities and expenses of the
                             Company as they become due.

3.    Income Taxes           The Company had deferred tax assets of
                             approximately $4,400,000 as of June 30, 1998,
                             related to net operating loss carryforwards
                             ("NOL"), which have yet to be utilized. As a result
                             of the sale of the Company's operating subsidiaries
                             and the issuance of additional shares of common
                             stock, the amount of the NOL of approximately
                             $12,900,000 may be limited. Also, the utilization
                             of these losses, if available, to reduce the future
                             income taxes will depend upon the generation of
                             sufficient taxable income prior to the expiration
                             of the NOL. Therefore, at June 30, 1998, the
                             Company established a 100% valuation allowance
                             against the deferred tax assets as the likelihood
                             of recognizing this benefit cannot be certain. The
                             net operating losses will expire in various years
                             through June 2014.

4.    Common Stock           In June 1998, the Company issued 400,000 shares of
                             common stock to members of its Board of Directors.
                             The shares, which were issued at $.25 per share,
                             had an estimated fair value of $3.90 per share. The
                             Company recorded a subscription receivable from its
                             directors for $100,000, as well as a charge to
                             operations amounting to $1,460,000. The charge to
                             operations represents a finder's fee earned for
                             services related to the acquisition of Biofarm,
                             S.A. ("Biofarm"). The amount has been recorded as a
                             fourth-quarter adjustment (see Note 8 for
                             additional information).

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


5.    Litigation             The Company is a defendant in two lawsuits in which
                             the principal defendants are its former
                             subsidiaries. The Company is vigorously defending
                             these suits, on the basis that it is not a proper
                             party defendant because the parent company has no
                             contractual relationship with the respective
                             plaintiffs and bears no responsibility to such
                             plaintiffs. Management has determined that the
                             outcome of these matters will not have a material
                             adverse effect on the financial statements of the
                             Company.

                             On June 28, 1996 (the date on which the sales of the operating subsidiaries was effected), the Company agreed to acquire 100% of the issued and outstanding shares of capital stock of Phoenix
                             Wrecking Corporation ("Phoenix"), a New York corporation which was also engaged in the remediation business. The proposed acquisition of Phoenix, which was publicly announced on July 1, 1996, was rescinded nunc pro tunc on November 6, 1996.

                             It is the position of the Company that: (a) the 1,135,000 shares issued by Phoenix pursuant to two
                             Form S-8 filings and 1,085,000 shares sold publicly have not been registered under Section 5(a) of the 1933 Act, and that it was unlawful to sell such shares in interstate commerce; (b) persons who received and sold the 1,085,000 shares were not persons entitled to receive the same pursuant to the Instructions to the use of Form S-8; (c) sellers of the 1,085,000 shares violated the anti-fraud provisions of Section 10(b) of the 1934
                             Act and Rule 10b-5 promulgated thereunder; (d) former counsel violated Section 10(b) and Rule
                             10b-5 when it filed with the Securities and Exchange Commission two Form S-8 Registration
                             Statements that were materially false and misleading; and (e) former counsel violated the anti-fraud provisions of Section 17(a)(3) in obtaining money by means of an untrue statement of a material fact.


--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------


                             In January 1998, Global's complaint was sustained as to four of the five causes of action alleged by the Company against the several defendants. In a Memorandum and Order entered on January 22, 1998, the Eastern District of New York sustained the complaint filed by the Company as to the causes of action for malpractice, breach of contract, breach of fiduciary duty and unjust enrichment, and dismissed the cause of action for fraud. The Company determined not to appeal the dismissal of the cause of action for fraud because the relief sought by the Company (return of 1,135,000 shares and of proceeds derived from the sale thereof) is encompassed by the four causes of action that were sustained. The Company is currently seeking recovery of all of the proceeds received by the sellers of the 1,085,000 shares, as well as the shares themselves, and has advised the introducing and clearing broker-dealers of its liability for the sale of unregistered stock and of their liability pursuant to the Exchange Act of 1934.

                             The recovery by the Company of any portion of the sales proceeds received by the sellers of the 1,085,000 shares will, by agreement with Litchfield Continental, Ltd. ("Litchfield") (see Note 8), belong exclusively to the stockholders of the Company other than Litchfield. Since Litchfield is able to convert its debenture into common stock in increments over a five-year period and since the recovery date (if there be such) is not known, Litchfield's nonparticipation in any such recovery will be assured by assigning the proceeds of any such recovery to a new entity to be organized simultaneously with the Litchfield closing. The sole directors of the new entity will be the present three directors of the Company. The shares of capital stock of the new subsidiary will be distributed to the stockholders of the Company other than Litchfield upon the earlier of: (a) the recovery of any such proceeds; or (b) date on which Litchfield commences conversion of its debenture. Notwithstanding that recovery is mandated by the Instructions to Form S-8, there can be no assurance that recovery will be awarded or that, if awarded, any resulting judgment will be collectible. It is for this reason that the Company has notified the introducing and clearing broker-dealers of potential liability for the recovery of such proceeds.

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------



                             In April 1998, a lawsuit brought against the Company seeking $1,350,000 as a direct result of a transaction entered into by Phoenix with the plaintiffs was settled for an aggregate of 200,000 shares of the Company's common stock. The plaintiffs surrendered to the Company all of their convertible debentures (amounting to $2,000,000 in the aggregate). The plaintiffs stipulated that they may sell the shares only in certain amounts above a certain price and after a certain date. Should the plaintiffs not realize at least $1,350,000 from the sale of the 200,000 shares, any additional shares required will be delivered by a stockholder of the Company. All of the debentures will be deemed to have been canceled, and the judgment held by the plaintiffs will be assigned to the Company once the sum of $1,350,000 has been realized by the plaintiffs. As a result of such settlement, the Company recorded a charge of $1,350,000 to operations in the fourth quarter of the year ended June 30, 1998.

6.    Environmental          The Superfund Act imposes strict joint and several
      Risks                  liability upon the generators of hazardous
                             substances and those transporters who have arranged for disposal of hazardous substances or those who have selected the disposal site for such substances. All such persons may be liable for waste site investigation, waste site cleanup and natural resource damages, regardless of whether they exercised due care and complied with all relevant laws and regulations. Such costs can be substantial. Certain of the Company's subsidiaries were transporters of hazardous waste materials, but should not be liable therefore, unless they are deemed to have arranged for such disposal or the selected disposal sites. The Company's policy and practice was to refrain from arranging for the disposal of hazardous substances, including waste, and/or the selection of disposal sites, and to have the generator do so. However, there can be no assurance that the Company did not fail to adhere to such practice and thereby could be potentially liable for claims in connection with the transportation and disposal of such materials.

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

                             It is the position of the Company that, should certain former subsidiaries of the Company receive claims that they are or may be liable for environmental cleanup costs and related damages, and should the Company also be named a party defendant, the Company will vigorously defend any such claims based upon the facts and the current laws and regulations applicable to environmental matters. Buttressing the Company's position (and consistent with the general rule of corporate law), the United States Supreme Court recently decided in a "superfund" matter that nonoperating parent companies are not responsible for the environmental problems of wholly owned subsidiaries.

7.    Forgiveness            In fiscal 1997, the Company concluded settlement
      of Debt                with its unsecured creditors to retire all
                             outstanding indebtedness at 37.5 cents on the dollar, except for amounts under $100 (which were paid in full). In addition, the Company settled outstanding secured debt at less than face value.
                             Finally, debt payable to the former owners of one of the subsidiaries (which was sold in 1997) was forgiven. The forgiveness of indebtedness was recorded as an extraordinary item in 1997 and consisted of the following:


                              Unsecured creditors                                  $    454,181
                              Former owners of a subsidiary                             932,727
                              Secured debt                                              353,686
                              -------------------------------------------------------------------

                                                                                   $  1,740,594
                              -------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

--------------------------------------------------------------------------------

8.    Acquisition            The Company has entered into a stock purchase
      of Biofarm             agreement dated April 1, 1998 (the "Stock Purchase
                             Agreement"), by and among Litchfield, a British
                             Virgin Island corporation, the parent of Biofarm, a Romanian corporation, and the Company. Pursuant to the Stock Purchase Agreement, the Company agreed to acquire approximately 87% of the issued and outstanding shares of capital stock of Biofarm, a Romanian pharmaceutical company located in
                             Bucharest, Romania. In consideration for the purchase of the shares of Biofarm, the Company has agreed to issue to Litchfield a convertible, nonnegotiable, secured debenture (the "Debenture") in the principal sum of $6,434,681. The Stock
                             Purchase Agreement was placed in escrow until September 4, 1998 when the acquisition was consummated.

                             The Debenture provides that there is no interest due or payable on the principal sum and is nonnegotiable and nontransferable. The Debenture is nonredeemable and does not represent a debt obligation of the Company. The Debenture will provide that from time to time for a period of five years from the date of the Debenture, the holder thereof may convert a portion, but not less than 2%, of the original principal sum into shares of the then issued and outstanding common stock of the Company for each 2.5% of the principal sum of the Debenture that is converted. Therefore, and in accordance with the terms of the Debenture, if the entire principal sum of the Debenture is converted, the holder shall own 80% of the Company's issued and outstanding stock based upon the number of shares thereof outstanding as of the date of conversion.

                             Since the Debenture can only be converted into the common stock of the Company, for accounting purposes, Biofarm will be considered the acquiring entity. Therefore, the acquisition will be accounted for as a reverse purchase in accordance with Generally Accepted Accounting Principles.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 10, 1998.


                                                GLOBAL SPILL MANAGEMENT, INC.


                                                By: /s/ David R. Stith
                                                    ---------------------
                                                David R. Stith
                                                Acting President & Director
                                                September 10, 1998


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated, on September 10, 1998.


Signatures                                    Title                                        Date
----------                                    -----                                        ----
/s/ David R. Stith                            Acting President and Director                September 10, 1998
    --------------
David R. Stith


/s/ Allan Esrine                              Acting Principal Financial and               September 10, 1998
    --------------                            Accounting Officer and Director
Allan Esrine


/s/ Herbert S. McDonald                       Director                                     September 10 ,1998
    --------------------
Herbert S. McDonald

ARTICLE                     5
MULTIPLIER                  1000

PERIOD-TYPE                      YEAR
FISCAL-YEAR-END                          JUN-30-1998
PERIOD-START                             JUL-01-1997
PERIOD-END                               JUN-30-1998
CASH                                         23
SECURITIES                                   0
RECEIVABLES                                  17
ALLOWANCES                                   0
INVENTORY                                    0
CURRENT-ASSETS                               40
PP&E                                         0
DEPRECIATION                                 0
TOTAL-ASSETS                                 40
CURRENT-LIABILITIES                          46
BONDS                                        0
PREFERRED-MANDATORY                          0
PREFERRED                                    0
COMMON                                       4
OTHER-SE                                     0
TOTAL-LIABILITY-AND-EQUITY                   40
SALES                                        0
TOTAL-REVENUES                               0
CGS                                          0
TOTAL-COSTS                                  2976
OTHER-EXPENSES                               0
LOSS-PROVISION                               0
INTEREST-EXPENSE                             0
INCOME-PRETAX                                (2976)
INCOME-TAX                                   0
INCOME-CONTINUING                            (2976)
DISCONTINUED                                 0
EXTRAORDINARY                                0
CHANGES                                      0
NET-INCOME                                   (2976)
EPS-PRIMARY                                  (.90)
EPS-DILUTED                                  (.90)

                          GLOBAL SPILL MANAGEMENT, INC.

                        THIS PROXY IS SOLICITED ON BEHALF
                            OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David R. Stith, Herbert S. McDonald and Allan Esrine as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Global Spill Management, Inc. (the "Company") held of record by the undersigned on September 1, 1998 at the Annual Meeting of Stockholders to be held at the ______________________________________________________________ on
_____ __, 1998 at ____ _.M. Eastern Daylight Savings Time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes in blue or black ink.

         1. Election of eight (8) directors: Herbert Marcus, III, Keith D. Beekmeyer, Anil K. Mahan, Laurence Baer, Cesara Brega, Carsten Rykov, Robert Ferran and Donald M. Coon.

         (Mark only one of the two boxes for this item)

         [ ] VOTE FOR all nominees named above except those who may be named on this line:

                                      (OR)

                  VOTE WITHHELD as to all nominees named above.

         2. Proposal to amend the Company's Certificate of Incorporation to change the Company's name to Biofarm, Inc.

         FOR  [ ]             AGAINST  [ ]        ABSTAIN  [ ]

         3. Proposal to ratify appointment of BDO International as the Company's independent certified public accountants:

         FOR  [ ]             AGAINST  [ ]        ABSTAIN  [ ]

         4. To consider and transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted "FOR" Proposals 1, 2 and 3.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                                 Dated: _______________, 1998


                                                 X __________________________
                                                          Signature

                                                 X __________________________
                                                          Print Name(s)

                                                 X __________________________
                                                 Signature, if held jointly